                                                                      Exhibit 21


              Subsidiaries of Allied Healthcare International Inc.



Subsidiary                                         Jurisdiction of Organization

Health Management, Inc.                                      Delaware
Steri-Pharm, Inc.                                            New York
The PromptCare Companies, Inc.                              New Jersey
RespiFlow, Inc.                                              Florida
Allied Healthcare Group Limited                              England
   Transworld Healthcare (UK) Limited                        England
     Staffing Enterprise Limited                             England
     Staffing Enterprise (PSV) Limited                       England
     Inver Healthcare Limited                                England
     Balfor Medical Limited                                  England
     Medic-One Group Limited                                 England
     Crystalglen Limited                                     England
     Nightingale Nursing Bureau Limited                      England
     Omnicare Limited                                        England
       Allied Healthcare (UK) Limited                        England
       Allied Oxycare Limited                                England
         Medigas Limited                                     England